UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington,  D.C.  20549

FORM  SB-2/A

REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  OF  1933

(Amendment No. 9)

____________________________________Reese Corp._________________________________

(Name  of  small  business  issuer  in  its  charter)

______Nevada____________         __________4899________     _______98-0409895_________

      State or jurisdiction of                                (Primary Standard Industrial            (I.R.S.  Employer Identification No.)

incorporation  or  organization

________ Suite 1219, 1450 Chestnut Street, Vancouver, BC V6J  3K3______________________

(Address  and  telephone  number  of  principal  executive  offices)

________ Suite 1219, 1450 Chestnut Street, Vancouver, BC V6J  3K3______________________

 (Address  of  principal  place  of  business  or intended  principal  place  of  business)

______Val-U-Corp Services, Inc., 1802 N. Carson Street, Ste 212, Carson City, NV  89701_____

(Name,  address  and  telephone  number  of  agent  for  service)

Approximate  date  of  proposed  sale  to  the  public:  As  soon  as practicable  after  the  effective  date  of  this  Registration  Statement.

If  any  of  the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the  following  box:   |XX|

If  this  Form  is  filed  to  register  additional  securities  for  an offering  pursuant  to  Rule  462(b)  under  the  Securities  Act,  check  the following  box  and  list  the  Securities  Act  registration  statement number  of  the  earlier  effective  registration  statement  for  the  same offering.     |__|   _______________________________

If  this  Form  is  a  post-effective  amendment  filed  pursuant  to  Rule 462(c)  under  the  Securities  Act,  check  the  following  box  and  list  the Securities  Act  registration  statement  number  of  the  earlier  effective registration  statement  for  the  same  offering.  |__|  ________________________________________________

If  this  Form  is  a  post-effective  amendment  filed  pursuant  to  Rule 462(d)  under  the  Securities  Act,  check  the  following  box  and  list  the Securities  Act  registration  statement  number  of  the  earlier  effective registration  statement  for  the  same  offering.   |__| ________________________________________________

If  delivery  of  the  prospectus  is  expected  to  be  made  pursuant  to Rule 434,  check  the  following  box.   |__|

CALCULATION  OF  REGISTRATION  FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	6,097,650	$0.20	$1,219,530	$154.51

(1)  This  price  was  arbitrarily  determined  by  Reese Corp.

(2)  Estimated  solely  for  the  purpose  of  calculating  the  registration fee  in  accordance  with  Rule  457  under  the  Securities  Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Copies of Communications to:

Gary  Henrie,  Esq.

10616  Eagle  Nest  Street

Las  Vegas,  NV  89141

Fax:  702.263.8102

PROSPECTUS

REESE CORP.

6,097,650 SHARES

COMMON STOCK

----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. This offering will terminate on _____________, that date being 20 months after the date of this prospectus.   We have set an offering price for these securities of $0.20 per share.  If our common stock becomes quoted on the OTC Bulletin Board, the offering price for these securities will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  Though we intend to make application for listing, we cannot assure investors that our common stock will become quoted on the OTCBB.

	Offering Price	Commissions	Proceeds to Selling Shareholders Before Expenses and Commissions
Per Share	$0.20	Not Applicable	$0.20
Total	$1,219,530	Not Applicable	$1,219,530

Our common stock is presently not traded on any market or securities exchange.

----------------

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled "Risk Factors" on pages 5 - 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The date of this prospectus is: __________________________

Table of Contents

PAGE

Summary

Description of the Business

 4

Risk Factors

6

Use of Proceeds

8

Determination of Offering Price

 8

Dilution

9

Selling Shareholders

 9

Plan of Distribution

10

Legal Proceedings

11

Directors, Executive Officers, Promoters and Control Persons

12

Security Ownership of Certain Beneficial Owners and Management

14

Description of Securities

15

Interest of Named Experts and Counsel

16

Disclosure of Commission Position of Indemnification for

 Securities Act Liabilities

17

Description of Business

17

Plan of Operations

22

Description of Property

25

Certain Relationships and Related Transactions

25

Market for Common Equity and Related Stockholder Matters

26

Executive Compensation

29

Financial Statements

30

Changes in and Disagreements with Accountants

43

Available Information

43

SUMMARY

REESE CORP.

Description of the Business

We were incorporated on November 20, 2002 under the laws of the state of Nevada.  Our  principal  offices  are  located  at  Suite  1219,  1450  Chestnut  Street, Vancouver, BC V6J  3K3.  Our Phone number is 604-221-4988.

Reese Corp. through its subsidiary Oasis Wireless ("Oasis") provides secure high speed wireless internet access to the public via public hot spots. A hot spot is a  location  that is typically positioned in an area of high public traffic such as  a  downtown  core;  train,  bus,  ferry, or subway locations; hotel lobbies; coffee  shops  and similar venues. A subscriber can access the internet with his or her wireless device when located at one of these hot spots. This is a prepaid service  and  the  subscriber  has  a choice of paying with a credit card online through  a  secure server or with a pre-paid card with an access code. The latter method  is  more convenient for the user.  These cards are made available to the hot  spot  venue  for  sale  to their customers. Oasis owns a proprietary access solution  that  consists  of  an  access  point  which is located at a venue and software  hosted  at  our server which handles billing, security, authentication and  merchant  account  services.  The hardware device communicates with the end users'  laptop  or PDA with a wireless protocol commonly known as Wi-Fi.  The end users'  wireless  device  must  be  equipped  with the appropriate Wi-Fi network interface cards.  This is a card that fits in a slot in a laptop or other device and allows the user to actually communicate with our server and use the service.

Our  operations and the operations of our subsidiary Oasis are extremely limited at  this  point.  Oasis  installed working hot spots in a cafe called "Pane from Heaven"  and  at  the  Jericho  sailing  club  in Vancouver.  Neither we nor our subsidiary  Oasis  have  generated  any  revenues from the two hot spots that we control currently.  Oasis has finalized arrangements with Blenz Coffee to set up one  test  site at a Blenz Coffee location for the WiFi service.  We continue to negotiate  with  Blenz Coffee for the right to establish sites at their other 35 locations  in the Vancouver Lower Mainland.  Our business operations are limited at  this point and there is no assurances whatsoever that our business plan will advance  from  this  point  or  make  any  revenue  at  all.

Oasis can also offer customized web pages and steer location specific content to users'  browsers  as part of an advertising strategy of a particular venue where the  service  is  located.  Oasis  can  also offer customize web pages and steer location  specific content to users' browsers as part of an advertising strategy of  a  particular  venue where the service is located. Our hardware will also be able  to  support  web camera applications for security purposes.  None of these potential  services  are  being  deployed  at  the  present  time.

The Offering

Securities Being Offered

Up to 6,097,650 shares of our common stock.

Offering Price and

The offering price of the common stock is $0.20 per share.

Alternative Plan of Distribution

We intend to apply to the NASDAQ Over-The-Counter Bulletin Board (the “OTCBB”) to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.  Investors should remember, however, that a market for the stock may never develop.

Minimum Number of Shares

None.

To Be Sold in This Offering

Securities Issued

And to be Issued

13,297,650 shares of our common stock are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Summary as of September 30, 2004

Cash

$    8,299

Total Assets

$    8,299

Liabilities

$  84,454

Total Stockholders’ Deficit

$ (76,155)

Statement of Operations Summary from Inception through September 30, 2004

Revenue for three months ended September 30, 2004

$        442

Revenue since inception on November 22, 2002 to September 30, 2004

$     1,007

Net Loss for the three month period ended September 30, 2004

$  (32,534)

Net loss since inception on November 20, 2002 to September 30, 2004

$(160,816)

Balance Sheet Summary as of June 30, 2004

Cash

$    4,126

Total Assets

$    6,064

Liabilities

$  58,169

Total Stockholders’ Deficit

$ (52,105)

Statement of Operations Summary from Inception through June 30, 2004

Revenue

$        565

Net Loss for the year ended June 30, 2004

$  (80,605)

Net loss since inception on November 20, 2002 to June 30, 2004

$(128,282)

Risk Factors

An  investment  in  our common stock involves a high degree of risk.  You should carefully  consider  the risks described below and the other information in this prospectus  before  investing in our common stock. If any of the following risks occur,  our  business,  operating  results  and  financial  condition  could  be seriously  harmed.

If we do not obtain additional financing, our business will fail and an investor in the company could lose all of their investment in Reese Corp.

As  of  September  30,  2004,  we  had  $8,299  in  cash on hand. We do not have sufficient cash to sustain our current operations.  We  project  that we need to raise  $350,000  in  order  to  execute  our  business  plan  over  the  next 12 months.  We currently do  not have any arrangements for financing and we may not be able to obtain financing.  With limited funds we may be unable to sustain our business  operations  and  an already existing investor could lose 100% of their investment in this case.

Our short operating history makes our business difficult to evaluate in terms of predicting our ability to become successful thereby giving substantial risk to any investment in Oasis.

We  are  currently  trying to expand our coverage in the greater Vancouver area. However, we have a limited operating history upon which to base an evaluation of our  business  and  prospects.  Our business and prospects must be considered in light  of  the  risks,  expenses  and  difficulties  frequently  encountered  by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, we must successfully implement our  business  plan and marketing strategies.  We may not successfully implement all  or  any  of  our  business strategies or successfully address the risks and uncertainties  that  we  encounter.

We depend on Robert Lepage whom we may not be able to retain in the long run and should we lose Mr. Lepage, it is almost certain we will not succeed and an investor will lose their entire investment.

Mr.  Boris  Machula  does  not  have adequate personal expertise with respect to wireless  internet access. Accordingly, we rely on the training of Robert Lepage to  run  and  oversee the technical side of our business.  Mr. Lepage works full time  for  Oasis spending six to eight hours per day on company matters.  Due to the competitive nature of our industry we may not be able to retain the services of  Mr.  Lepage.  In such event, we could not prosecute our business plan unless we  can  replace  them.  It  is uncertain whether we would be able to do so.  In addition,  we  have  no key-man life insurance on Mr. Lepage.  An investor could lose  100%  of  their investment in the event Mr. Lepage were to depart from the company.

Because our president, Mr. Machula owns 54.1% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Machula are inconsistent with the best interests of other stockholders.

Mr.  Machula  is  our president and director. He owns approximately 54.1% of the outstanding  shares of our common stock. Accordingly, he will have a significant influence  in  determining  the  outcome  of all corporate transactions or other matters. The interests of Mr. Machula may differ from the interests of the other stockholders.  For  example,  factors  which  could  cause  the interests of Mr. Machula to differ from the interest of other stockholders include his ability to devote  the time required to run a developing company, or a decision to sell his personal  stock  holdings at a time when it is not in the best interest of Reese Corp.  to  do  so.  At  the  present time, Mr. Machula spends approximately four hours  per  day  on  our  business  affairs.

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop.  We currently plan to apply for a  listing  of  our  common  stock  on  the  OTCBB upon the effectiveness of the registration  statement  of  which  this  prospectus forms a part.  However, our shares  may  never be traded on the OTCBB or, if traded, a public market may not materialize.  If  our  common  stock  is  not traded on the OTCBB or if a public market  for  our  common  stock  does  not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of  their  investment.

Our independent auditor’s believe there is substantial doubt that we can continue as a going concern which, if true, raises substantial doubt that a purchaser of our common stock will receive a return on his or her investment.

If we are not able to continue as a going concern it is likely any holder of our common  stock  will  lose  his  or  her  investment  in  that  stock.

We have attained no revenue to date and there can be no assurance that we will ever achieve revenues, in which event any investor in Reese Corp. will lose her or his investment.

Not  only  have  we  not generated any revenue to date, there is no sign at this point  that  we  will  ever  earn  revenue  or  be  profitable  in  the  future.

Technology changes could put further immediate capital requirements upon us and put pressure on our already weak financial position, thereby putting the investor at risk of losing all of their funds due to our becoming illiquid.

The  Wi-Fi  technology is still evolving and it is possible that a new frequency could  be  adopted by the greater Wi-Fi user community.  This would cause us and Oasis  to have to upgrade our servers and other peripherals to stay in sync with the  standards for WiFi use.  Considering the cost of this equipment, this could put  further  financial  pressure  on  us.

Our software applications could infringe on the intellectual property rights of others subjecting us to liability and our investors to a loss of their investments.

We  do  not  hold  any patent rights on our software applications.  Accordingly, there  can be no assurance that our software applications do not infringe on the patent  or  other  intellectual property rights of others.  In the event we have infringed on the rights of others and such rights are ever enforced, any profits realized  by  us  during  a  time  of  infringement  could  be  subject to being confiscated  by  the  party  or  parties  holding  such  rights  putting  us  in significant  jeopardy  financially.  The  realization  of  any such events would likely  result  in  our  investors  losing  part  of  all  of their investments.

Forward-Looking Statements

This  prospectus  contains  forward-looking  statements  that  involve risks and uncertainties.  We  use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should  not  place  too  much reliance on these forward-looking statements.  Our actual  results  are  most likely to differ materially from those anticipated in these  forward-looking statements for many reasons, including the risks faced by us  described  in  this  Risk  Factors section and elsewhere in this prospectus.

USE OF PROCEEDS

We  will  not  receive  any  proceeds  from the sale of the common stock offered through  this  prospectus  by  the  selling  shareholders.

DETERMINATION OF OFFERING PRICE

The  $0.20  per share offering price of our common stock was arbitrarily chosen.  There is no relationship whatsoever between this price and our assets, earnings, book  value or any other objective criteria of value.  We intend to apply to the OTCBB  for  the trading of our common stock upon our becoming a reporting entity under  the  Securities  Exchange  Act of 1934.  We intend to file a registration statement  under  the  Exchange  Act  concurrently with the effectiveness of the registration  statement  of  which  this prospectus forms a part.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock  will  be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would  thus be determined by market factors and the independent decisions of the selling  shareholders.

DILUTION

The  common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing  shareholders.

SELLING  SHAREHOLDERS

The  selling shareholders named in this prospectus are offering 6,097,650 shares of  common  stock.  The  following  table  provides  as  of  September 30, 2004, information regarding the beneficial ownership of our  common stock held by each of the selling shareholders, including:

1.

the number of shares owned by each prior to this offering;

2.

the total number of shares that are to be offered for each;

3.

the total number of shares that will be owned by each upon completion of the offering; and

4.

the percentage owned by each following the offering.

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering

Murray Blewitt

450,000

450,000

-0-

0.0%

Kelly Boechler

375,000

375,000

-0-

0.0%

Julie Boechler

300,000

300,000

-0-

0.0%

Kendall Clemas

2,000

2,000

-0-

0.0%

Richard Clemas

2,000

2,000

-0-

0.0%

Stanley Davis

1,200

1,200

-0-

0.0%

Brian Del Signore

1,000

1,000

-0-

0.0%

Ernest Del Signore

1,200

1,200

-0-

0.0%

Shauna Doersam

300,000

300,000

-0-

0.0%

Galen Evans

450,000

450,000

-0-

0.0%

Evgenia Faifel

300,000

300,000

-0-

0.0%

John Gordon

 1,200

1,200

-0-

0.0%

Michelle Gordon

 800

800

-0-

0.0%

Dezso J. Linbrunner

1,200

1,200

-0-

0.0%

Annette Linbrunner

750

750

-0-

0.0%

Steve Livingston

450,000

450,000

-0-

0.0%

Christie McGillivary

480,000

480,000

-0-

0.0%

Walter  Majewski

1,200

1,200

-0-

0.0%

Francis  Majewski

1,200

1,200

-0-

0.0%

Paul Myring

450,000

450,000

-0-

0.0%

Hai Nguyen

360,000

360,000

-0-

0.0%

Julie Panneton

1,000

1,000

-0-

0.0%

Richard Radford

1,250

1,250

-0-

 0.0%

Lynne Radford

1,250

1,250

-0-

0.0%

Viktoria Roudnitskaia

 450,000

450,000

-0-

0.0%

Dale Severson

1,200

1,200

-0-

0.0%

Amy Severson

1,200

1,200

-0-

0.0%

Steve Toban

510,000

510,000

-0-

0.0%

Svetlana Tompkins

1,000

1,000

-0-

0.0%

James Walker

1,200

1,200

-0-

0.0%

Shelley Walker

420,000

420,000

-0-

0.0%

Georgina Wallace

360,000

360,000

-0-

0.0%

Carl Whiteside

 420,000

420,000

-0-

0.0%

Warren Willmeng

 800

800

-0-

0.0%

The  named  parties  beneficially  own and have sole voting and investment power over  all  shares  or  rights to these shares.  The numbers in this table assume that  none  of  the  selling shareholders sells shares of common stock not being offered  in  this prospectus or purchases additional shares of common stock, and assumes  that  all  shares  offered  are  sold.

None  of  the  selling  shareholders  or  their  beneficial  owners:

•

have had a material relationship with us other than as a shareholder at any time within the past three years; or

•

have ever been an officer or directors of the company or any of our predecessors or affiliates within the past three years.

PLAN OF DISTRIBUTION

This  prospectus  is  part  of a registration statement that enables the selling shareholders  to sell their shares on a continuous or delayed basis for a period of twenty months.  We have advised the selling shareholders that they shall only be  permitted  to  sell their shares in jurisdictions where it is lawful to sell such securities.  Thus, the selling shareholders will be permitted to sell their shares  in  foreign  countries  if they comply with all rules and regulations of that  particular  jurisdiction.  Additionally, the selling shareholders shall be permitted  to sell their shares in the United States only upon this registration statement  becoming  effective.  Furthermore,  the selling shareholders' selling efforts  shall be limited to unsolicited brokerage transactions that comply with the  provisions  of  Regulation  M.

The  selling  shareholders  may sell some or all of their common stock in one or more  transactions,  including  block  transactions:

1.

On such public markets or exchanges as the common stock may from time to time be trading;

2.

In privately negotiated transactions;

3.

In short sales; or

4.

In any combination of these methods of distribution.

The sales price to the public is fixed at $0.20 per share until such time as the shares  of  our  common  stock  become  traded on the OTCBB or another exchange.  Although we intend to apply for trading of our common stock on the OTCBB, public trading  of our common stock may never materialize.  If our common stock becomes traded on the OTCBB or another exchange, then the sales price to the public will vary  according  to  the  selling  decisions of each selling shareholder and the market  for  our stock at the time of resale.  In these circumstances, the sales price  to  the  public  may  be:

1.

The market price of our common stock prevailing at the time of sale;

2.

A price related to such prevailing market price of our common stock; or

3.

Such other price as the selling shareholders determine from time to time.

The  shares  may  also  be  sold  in compliance with the Securities and Exchange Commission's  Rule  144.

The selling shareholders whose shares are being registered under this prospectus and  registration  statement  may  choose  not  to  sell  their  shares.

We  are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers  or  dealers  in  connection  with  any  sale  of  the  common  stock.

The selling shareholders must comply with the requirements of the Securities Act of  1933  and  the  Securities  Exchange Act in the offer and sale of the common stock.  In  particular,  during  such  times  as the selling shareholders may be deemed  to  be  engaged  in a distribution of the common stock, and therefore be considered  to  be an underwriter, they must comply with applicable law and may, among  other  things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

LEGAL PROCEEDINGS

We  are  not  currently  a  party  to  any  legal  proceedings.

Our agent for service of process in Nevada is Val-U-Corp Services, Inc., 1802 N. Carson  Street,  Suite  212,  Carson  City,  Nevada  89701.

Directors, Executive Officers, Promoters and Control Persons

Officers and Directors

The following is information regarding our officers and director:

Name of Director

and Officers

Age

Office

Boris Machula

38

President, CEO, Secretary, Treasurer and Director

Robert M. Lepage

44

President of Subsidiary (Oasis Wireless, Inc)

Boris Machula

Mr.  Machula  has  a  Business Management Diploma from Langara College.   He has also  spent  time in the Microsoft Certified Systems Engineering program but did not  finish  the  course.   He  has  spent a significant amount of time building computer  networks  through  the years as a hobby and generally understands many technologies  well.    Prior  to  becoming  involved  in Reese Corp. Mr. Machula earned  his  living  as  a  private  investor.

Duties

Mr. Machula is responsible for finding financing for us and also handles most of our day to day matters as they relate to paying bills and other mundane details.

He is also responsible for organizing information for this Form SB-2, which more specifically  would  be  accounting  and  legal  matters.   Mr. Machula has also jointly  been  involved  in  maintaining  the  website  for  Oasis.

Mr.  Machula has to this point been a lender of last resort to us although there is  no  assurance  that  this  will  continue  in  the  future.

Time with company

November, 2002 until present.

Robert M. Lepage

Mr.  Lepage  has  been  involved  in  the Canadian wireless industry for over 15 years.

Company

He  started  in  Toronto  at Bell Cellular (now Bell Mobility) in 1987 in the RF engineering  group.   Bell Mobility among other things provides cellular service to  consumer  and  corporate  clients.

Title and Duties

Mr.  Lepage  was  an  RF  Analyst(Radio Frequency Analyst) at Bell.  His primary focus  was  cellular  network performance and he was instrumental in maintaining network  integrity  as  the  early  analog  system  evolved into a comprehensive network  serving  millions  of  subscribers.

Time with the company

Mr.  Lepage  was  at  Bell  from  June,  1987  to  April,  1990

Company

Bell  Northern  Research.    Bell  Northern  Research  was  a subsidiary of Bell Telephone  and  was  involved  in  cellular  telephone development and research.

Title and Duties

Cellular  Signal  Researcher.   In 1990-1991 he transferred to the Bell Northern Research  labs  in Richardson Texas where he developed an IS-54 test bed for the first  generation  TDMA  hardware  platform.   More  simply,  he  was  advancing cellular  hardware  technology.

Time with the company

July, 1990 to November 1991.

Upon  his  return to Toronto in 1992, he continued on with Bell Mobility and was involved  with  the  verification  of  the  first  TDMA (type of signal used for cellular  phones)  roll-out  on  an  active  network,  and  continued  to design expansion areas of the growing Ontario cellular network.  He did this work until April of 1997.

Company

Clearnet  PCS Inc.  Clearnet was a cellular phone service provider before it was acquired  by  Telus.

Title and Duties

Radio Frequency Analyst.   In 1997 Robert moved to Vancouver, B.C. and continued RF  Engineering  activities with Clearnet PCS Inc. He was responsible for the RF design  of  Clearnet's CDMA network in several key markets including, Vancouver, Calgary and Victoria, and managed the Clearnet RF engineering team just prior to his  resignation  in  2001.

Time with the company

May,  1997  to  September  2001

Company

Nortel  Networks.  Supplies  among  many  other  things cellular site equipment.

Title and Duties

RF  Consultant.  In  2001,  Robert  took on a consulting role to Nortel Networks where  he  planned  and  designed  the  Vancouver and Victoria areas of the Bell Mobility  CDMA  1X  ready  network  in  British  Columbia.

Time with the company

February,  2001  to  July  2002

Company

Oasis  Wireless.  Provides  Wifi  (Wireless  internet  and  email access at high traffic  locations)  service  to  prospective  users.

Title and Duties

President,  Oasis.  Mr. Lepages duties entail handling all issues related to the Wi-Fi  technology  used  in  hot  spots locations.  Mr. Lepage has installed the technology  and  has  the  ability  to  service it as well.  He also planned the website and oversaw its implementation from the interface to the billing system.  Mr.  Lepage  has  also  been  our  marketing  person and for Oasis.  He recently negotiated  the  Blenz  Coffee  test  hot spot location (Robson Street location, Vancouver)  which  should be installed by September 2004.  There is no guarantee in  writing  that  this  test  location  will  be  installed  by  then  or ever.

Time with the company

November, 2002 until currently

Mr.  Lepage  has  a Bachelor of Technology and recently completed the Management Systems  in  Advanced  Technology  program  at  Simon  Fraser  University.

Security Ownership of Certain Beneficial Owners and Management

The following  table  states certain information concerning the number of shares of  our  common  stock  owned  beneficially as of November 24, 2004 by: (i) each person  (including  any group) known to us to own more than five percent (5%) of any  class  of  our  voting  securities,  (ii)  each of our directors, and (iii) officers and directors as a group.  The shareholder listed possesses sole voting and  investment  power  with  respect  to  the  shares  shown.

Name and address

Number of Shares

Percentage of

Title of class

of beneficial owner

of Common Stock

Common Stock (1)

Common Stock

Boris Machula

7,200,000 shares

54.1%

Director and President

2534 MacDonald St.

Vancouver, B.C.

V6K 3Z2

Common Stock

All Officers and Directors

7,200,000 shares

54.1%

as a Group (one person)

(1)

The percent of class is based on 13,297,650 shares of common stock issued and outstanding as of February 24, 2004.

The  person named above has full voting and investment power with respect to the shares  indicated.  Under the rules of the Securities and Exchange Commission, a person  (or group of persons) is deemed to be a "beneficial owner" of a security if  he  or  she,  directly  or indirectly, has or shares the power to vote or to direct  the voting of such security, or the power to dispose of or to direct the disposition  of  such security.  Accordingly, more than one person may be deemed to  be  a beneficial owner of the same security. A person is also deemed to be a beneficial  owner  of  any  security, which that person has the right to acquire within  60  days,  such  as  options  or  warrants to purchase our common stock.

DESCRIPTION OF SECURITIES

General

Our  authorized  capital  stock  consists of 300,000,000 shares of common stock, with  a  par  value  of  $0.001  per  share.  As  of August 31, 2004, there were 13,297,650 shares of our common stock issued and outstanding that are held by 35 stockholders  of  record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote  of  the  stockholders, including the election of directors. Holders of our common  stock  will  possess all voting power unless the law, or a resolution is adopted  by  our  board,  provides  otherwise  with  regard  to preferred stock.  Generally,  all  matters  to  be  voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing a majority of our  capital  stock  issued,  outstanding  and  entitled to vote, represented in person  or  by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A  vote by the holders of a majority of our outstanding shares is required  to  effectuate  certain  fundamental  corporate  changes  such  as liquidation,  merger  or  an  amendment  to  our  Articles of Incorporation. Our Articles  of  Incorporation do not provide for cumulative voting in the election of  directors.

The  holders  of  shares  of  our  common  stock  will  be entitled to such cash dividends  as  may  be declared from time to time by our board of directors from funds  available  for that purpose.  In the event of liquidation, dissolution or winding  up,  the  holders  of  shares  of  our common stock will be entitled to receive  pro  rata  all  assets  available  for  distribution  to  such holders.

In  the  event  of  any  merger or consolidation with or into another company in connection  with  which  shares  of  our  common  stock  are  converted  into or exchangeable for shares of stock, other securities or property (including cash), all  holders  of  our common stock will be entitled to receive the same kind and amount  of  shares  of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there  are  no  redemption  provisions  applicable  to  our  common  stock.

Dividend Policy

We  have  never  declared  or  paid  any cash dividends on our common stock.  We currently  intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable  future.

Share Purchase Warrants

We  have  not issued and do not have outstanding any warrants to purchase shares of  our  common  stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our  common  stock.

Convertible Securities

We  have  not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of  our  common  stock.

INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

No  expert  or  counsel named in this prospectus as having prepared or certified any  part of this prospectus or having given an opinion upon the validity of the securities  being  registered or upon other legal matters in connection with the registration  or  offering  of  the  common  stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest in the  registrant  or any of its parents or subsidiaries.  Nor was any such person connected  with  the  registrant  or  any  of  its  parents or subsidiaries as a promoter,  managing or principal underwriter, voting trustee, director, officer, or  employee.

Gary  Henrie,  Attorney  at  law, our independent legal counsel, has provided an opinion  on  the  validity  of  our  common  stock.

Williams  &  Webster,  P.S.,  independent  public  accountants  from  Spokane, Washington, have audited our financial statements for the fiscal year ended June 30,  2003.  Williams  & Webster, P.S. has presented their report with respect to our  audited  financial  statements  for  that period.  The report of Williams & Webster,  P.S.  is  included  in  reliance  upon  their  authority as experts in accounting  and  auditing.

Amisano Hanson, independent public accountants from Vancouver, British Columbia, Canada, have audited our financial statements for the fiscal year ended June 30, 2004.  Amisano  Hanson  has  presented  their report with respect to our audited financial  statements for that period.  The report of Amisano Hanson is included in  reliance  upon  their  authority  as  experts  in  accounting  and auditing.

DISCLOSURE  OF  COMMISSION  POSITION  OF  INDEMNIFICATION

FOR  SECURITIES  ACT  LIABILITIES

Our  directors  and  officers  are indemnified as provided by the Nevada Revised Statutes  and  our  bylaws.  We  have  been  advised  that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the  Securities  Act  of  1933  is  against  public  policy  as expressed in the Securities  Act  of  1933, and is, therefore, unenforceable. In the event that a claim  for  indemnification  against  such liabilities is asserted by one of our directors,  officers,  or  controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has  been  settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We  will  then  be  governed  by  the  court's  decision.

DESCRIPTION  OF  BUSINESS

History

We  were incorporated in the state of Nevada on November 20, 2002 under the name Reese Corp.   In April, 2003, we determined to take steps to develop our current business operations by acquiring Oasis Wireless of Vancouver, BC, Canada.  Oasis was  acquired  for  nominal  consideration with the understanding that Robert M. Lepage could continue to work for Oasis and develop his vision for that company.  The  description  of  our  business in this prospectus is the description of our business  as  it  was  created originally by Oasis and as we continue to operate through  Oasis  as  our wholly owned subsidiary.  We have no business operations other  than  those  conducted  through Oasis.  While we do not have any renting, leasing or profit sharing agreements with our current hot spot locations, we may in  the  future  enter  into  an  agreement  with our current or future hot spot locations.  Our  thin  client  computer  is a non-obtrusive installment in their business  place.  We  believe  that this service is beneficial because it allows the  customers  to  utilize  their  PDA  or laptop computers while consuming the products  at  the  hot  spot  locations.

Oasis  originally  entered  into a non exclusive open ended arrangement where we would  have access to back office software and internet access gateway hardware. A  company  called  Fatport  supplied  us with this software.  This was achieved through  a  licensing  process  where  we paid monthly fees for the use of their infrastructure.  This  provided  us  with  the ability to quickly deploy our own Wi-Fi  hot  spot  locations  using our own branding and logo. FatPort's business model was built around licensing their proprietary hardware/software solution to other potential wireless internet service providers in the same geographic area.  We  withdrew from this arrangement after two months when it was evident that the arrangement  was  not  in the best interest of our future goals and growth as it was going to be too expensive for us.  The separation between the two businesses was  amicable.

Operations

Our  business  plan  calls for the on-going development of the hot spot or Wi-Fi service  offering.  This  will  involve  operations  primarily  in  the areas of business  development,  marketing  and  sales.  Secondary  efforts  will  be concentrated  on  providing  customized  value added services on to the existing hardware  platform  when  customers' requests and financial resources allow. Our current  offering  consists  of  an access point/thin client computer located at each  venue  and  our  proprietary  back office software which handles security, billing and authentication. Two thin client computers have been installed in the greater  Vancouver area in hot spots.   Pane from Heaven is one access point and the  other  one  in  Vancouver  is  the  Jericho  Sailing  Club.

A  thin  client computer is a generic term which refers to a computer that has a basic  operating  system but relies on a separate server for running the bulk of its  data  processing.  In our configuration the thin client is the access point which is physically located at a hotspot location. The access point is connected to  the  remote  server  via  an  internet  connection.

Hot spot location #1 is located at:

Jericho Community Sailing Centre

The Galley Restaurant

1300 Discovery Rd.

Vancouver B.C.

In service since July 2003.

Hot spot Location #2 is located at:

Pane from Heaven Coffee and Food

1624 Cypress St.

Vancouver, B.C.

In service since October 2003.

The thin client computer is owned by Oasis and is allowed to be installed in the place  of  business.  No  agreements  were  used for this arrangement other than verbal  ones  asking  to  do so.  Any revenues generated from these locations is paid  to  Oasis  only.

To  open  up  an  account,  our  end  users agree be bound by a Customer Service Agreement.  This  agreement  details  the  operation of the account, billing and payment  procedures  and  explains the acceptable uses of our services.  It also contains  language  limiting  our  liability  if  our services are ever used for wrongful  purposes.

We are currently in discussions with a medium size coffee shop franchise company for  deployment of a one location test site for our Wi-Fi solution. This company has  expressed  an interest in a music distribution solution that will allow the maintenance  and  hassle  free  operation  of  background music at each of their locations.  Oasis is not involved in intellectual property rights issues when it comes  to the provision of multimedia services of any kind and these matters are solely  the responsibility of the venue in which we operate.  We are by no means a  content  provider.  This  test  site is expected to be installed in September 2004  but  there  is  no  guarantee that this will happen as circumstances could change.  We  have  nothing  in  writing  at  this  point  as  far as any kind of contractual  agreement  is  concerned.

For  now,  marketing  has  largely  consisted  of  door  to door encounters with businesses  and  phone  solicitation  carried  out  by  Robert Lepage.  On-going marketing  initiatives  planned  will  involve  local promotional events such as sponsorship  of  relevant  conferences  and  seminars, university promotions and on-line  promotions  from  our website. Other target clients include franchises, hotels,  convention centres, marinas, golf courses, RV parks, and similar venues for  our  service.   Again  only two access points have been established at this point.

Principal Products and Services

We  aspire  to  provide  secure,  high  speed wireless internet access at public venues.  Our  service  primarily appeals to corporate users/travelers which is a subset  of  the  business segment of the mobile industry. The assumption is that this  target  market  has  a desire to work/access internet/email outside of the normal  work  space.  The service has now moved into the consumer market area as public  hot spots, residential wireless, and other applications. This technology was  developed  as  an  alternative  to  DSL/cable internet access and wired LAN systems.  In  the  context  of  the  hotspot business model we believe that this service  offers  a  value  proposition  to  venue  owners/operators.   While our service  then  is Wi-fi facilitating, it is also a draw to increase customers in the  hot  spot  location  for  the  given  business  at  that  location.

In  addition  to  the  Wi-Fi service, our hardware platform allows us to deliver multimedia  and security services to hot spot locations. It should be noted that Oasis is not involved in any sort of content delivery and any matters related to content  delivery  and  intellectual  property rights are matters concerning the venue  where the hot spot is housed and the content owner.  The access point can serve  as  a  computerized jukebox. In this scenario MP3 files are pre-loaded to each  access  point  via  the  internet.  Enough  titles  are  loaded  so that a repetition  cycle  cannot be noticed.  A separate playlist is then downloaded to the access points to tell it which songs to play. The playlist can be altered to change  the  sequence of the titles. Video files can be downloaded to the access points  in  a similar manner.  Again intellectual property rights regarding this are  matters  that  are  to be dealt with by the venue owner and the video clips they would provide to users.   In order to offer a security feature for a venue, a  webcam can be connected to any access point associated software.  This can be used  as  a security measure in applications where remote monitoring of premises is  required.  These features create a value add for the proprietor of the venue and the hardware is leveraged for its full functionality instead of use for just the  Wi-Fi  service.  Again we would like to note that these are services we are willing  to  provide  but  do  not  provide  in  any  capacity  now.

The  concept  of  playing  back  music at an Oasis client location (coffee shop, restaurant  etc.)  leverages  the  flexibility  of  the  existing Wi-Fi hardware platform  by storing MP3 music files on a Wi-Fi access point at a given customer location.  The  music  files are played back automatically from the access point which  is  connected to an audio system at the same physical location. The music content  (MP3's)  are  purchased  by the Oasis client and can be downloaded to a given access point via the internet. In this manner the client has total control of  the  background  music  at  any or all of the clients' locations that have a Wi-Fi  access  point deployed. When the client wishes to change the content they can  do  so  at any time from a remote server or computer. The video application would  work  in  the  same fashion and the content could be either stored in the access  point  or  streamed from a dedicated server. At this time only the music application  is  supported.

Qualified crafts people are individuals with Information Technology backgrounds. They  are  experienced  installers  and  commissioning testers of internet based peripherals  such  as  Wi-Fi access points, bridges, routers and similar devices that  are  an  integral part of networked systems such as this. No more than two individuals  would  be required for small scale deployments of 100 or less Wi-Fi systems.  The  installation process typically takes four to five hours which can vary  depending  upon  the  physical  and technical complexities that may arise.

We do not hold any patents on the software we have paid to have developed. We do own  the  rights  to  the  code  that  was written specifically for our wireless application.  The  party  hired  to  write  the code, Darren Fraser of Jammicron Technology  Corporation,  has  released  all  rights  to  the  code  to  us.

Industry Background and Status

The  following  discussion about the Wi-Fi industry appearance and evolution are solely  the  opinion  of  Mr.  Robert  Lepage,  the  president  of  Oasis.

The  wireless  LAN  (local  area  network)  industry  emerged  in  1997 when the Institute  of Electrical and Electronic Engineers (IEEE) standardized a wireless frequency range to allow the interconnection of computer networks without wires.  The  main  driver  for  ratifying this standard was to make deployment of  local area  networks  (LAN's) easier and more cost effective. The techical designation given  to the standard is IEEE 802.11. It has a few variants but the most common is  802.11b  which  is used exclusively for Wi-Fi deployments. At some point the technology  started  to  work its way out of the enterprise environment into the public domain. It became evident that if a company could offer wireless internet access to users in public places it would offer workers a degree of mobility not previously  experienced  when  tethered  to  a desk. Public hot spots started to emerge  as  early  as  1999  when  several  US companies started rolling out the service.

Since  then  economies  of scale have dictated lower hardware costs to implement Wi-Fi  hot  spots  and the early adopter market is moving into a more mainstream market. Computer equipment manufacturers such as Dell, Hewlett Packard, Sony and Toshiba  are now producing notebooks and laptops with Wi-Fi capability built in.  This  is  seen  by industry analysts as a huge market push.  Wi-Fi suppliers are installing the hot spots at all public locations where people are most likely to use  the  service.  Other  vertical  markets such as hospitality, medicine, law, transportation  and  recreation  are realizing the benefits of wireless internet access.  US  cellular  service  providers are also getting into the area and are building  their  own networks mostly at larger venues such as airports and train stations.

Mr.  Lepage has observed that the market is changing to service an audience of a wider  demographic  background  including  students,  and  teenagers.  This is a positive  move  to  widening  the  Wi-fi  audience.

Marketing

As  the  Wi-fI  industry  is  currently  receiving attention from the media, the marketing efforts for the company are being made somewhat easier. The entry into the Wi-Fi space by leading computer and wireless device manufacturers has helped greatly  to  expose  the whole area of wireless internet access and its inherent benefits.  This helps to promote the overall industry in which Oasis hopes to be a  part.

We  plan  to  market  the  service  on  a  very  local  basis through the use of traditional methods. We note however while these marketing plans are intended we have  not  launched any of these initiatives yet and there is a possibility that we  may  never  be  able to do so.  Possible marketing initiatives would involve promotional  activities  and  some  small print ads in industry publications. We request  that  our  hot spot location partners allow us to post signage at their locations  depicting  our  logo  and  describing  the service offering. We would eventually  aim  to  do  wider  promotional activities like sponsorship of local technology  conferences,  seminars  and  networking events, although our current financial  situation  does  not  allow  this.

With  a  limited  budget at this point phone solicitation and walk ins have been the  market strategy so far utilized in addition to our website which we feel is a  powerful  marketing  tool.  Our  web  address is www.oasiswireless.net.  This website  does  not  constitute  a  part  of  the  prospectus.

Competition

Competition  in the Wi-fi industry in British Columbia comes from two companies. FaTport  and Telus Mobility.  FaTport is a smaller company with a short history.  Telus Mobility is a subsidiary of a well established phone company that has been in  British Columbia for decades.  Telus Mobility is a well capitalized company.

FatPort  is  a  subsidiary  of  Ignition  Pointa  publicly traded company on the Toronto  Stock  Exchange.  As  of December 31, 2004, their first fiscal quarter, their  total revenue was US$221,285 (Canada wide), a 165% increase over the same quarter in 2003.  They lost US$250,117 for the same period.  Even though FatPort is  not profitable, sales figures demonstrate that it is a growth industry.  The revenue  numbers  were  harder  to  attain  from  Telus  Mobility  because their consolidated  balance  sheet  did  not  reveal  Wi-Fi  revenues  alone.

The  incumbent  Wi-fi provider in our market, Telus Mobility, has had the luxury of  establishing  agreements  with  most  of the prime locations in the downtown core. They also created a re-seller program so that any one with minimal capital could  enter  the  space with their own brand and try to establish a venue base.  We  have  not  seen  any  of  these  competitors  emerge  however.

Technology

Access Point

Oasis  uses  the  established  IEEE  802.11b  wireless air interface protocol to connect  potential end users to our access points. The connection is established with  a  Network  Interface  Card,  (NIC)  which plugs into the PCMCIA slot of a notebook  or  laptop  computer.  A  Network  Interface  Card is a card that when inserted  in  the  slot referred to allows the computer or device to communicate within  this  certain  frequency  used  for  Wi-Fi.  Newer  computers  have this functionality integrated into the computer body. Our access point is a small off the  shelf  thin  client  computer.  It  has audio and video capabilities and an ethernet port to connect to the internet. It also uses a 802.11b NIC in the same manner as a laptop computer. In order for the computer to act as an access point  we  have  developed  a  proprietary program that runs on open source code called Linux.  This  software controls all the functions of the access point, including booting,  operating  system distribution, adaptive firewall, and other functions as  well.  This  software is burnt onto a flash memory card which plugs into the unit.

Software  Ownership

Oasis  owns  two  types  of  software  at this point.  It owns the software that allows  music to be played through to the Wi-Fi user.  We have not utilized this capability  to  this point.  Oasis does not have anything to do with delivery of actual  music  or  the  intellectual  property  rights issues that go along with delivery  of that music.  Oasis does not use this software at this time  We also own  outright  the  software that allows our service to authenticate credit card payments.

Wi-Fi  Server

Our  central  server hosts all of the access points (currently 2) in our network of  hot  spots  through  dedicated  connection on the internet. It controls user authentication,  new  account  sign  up,  billing  options,  payment processing, logout,  session  based  access  and security algorithms. The software that runs these  functions  is  also  written  in  Linux.

Using  outside  Sources  for  Installation  of  Requested  Services

While  Mr.  Lepage  cannot install all of the components that may be required to provide certain services it is not expected that qualified crafts people will be frequently  or  even  occasionally  used  over  the  next  year.

Government Regulation

Our  business  is  subject to regulation under federal, provincial and state law applicable  to  consumer  protection.  Management  believes  that  it  is  in substantial  compliance  with all of the foregoing federal, provincial and state laws  and  the regulations promulgated thereunder.  Any claim that we are not in compliance  either  now  or  in  the future could result in judgments or consent agreements  that  required  us  to  modify  our marketing program.  In the worst cases,  enforcement  of fraud laws can result in forcing a business to close and to  subject  the  business  and  its  management  and employees to be subject to criminal  prosecution  and  civil  damage  actions.

Plan of Operations

As previously mentioned in this text we currently have two access points for our Wi-fi  service.

Since  inception  through  June  30,  2004,  we  earned  $565  in  revenues from operations.  To date, our focus has been on developing our services and engaging additional  hot  spots.  We  have  very limited  revenues because we have no end users.  We believe we need additional hot spots before end users will view it as a  viable  service  that  they  can  access  from  various venues.  Once we have additional hot spots so as to be able to offer an attractive package, we plan on marketing  our  service  to  end  users  and expect to generate revenues at that point.

The  principle  and sole source of revenue at the present time is expected to be derived  by  the  use  of  our WiFi services by end users.  End users must be at least  18 years of age and will open an account with us.  Their credit card will be  billed  monthly  for air time used during the prior month.  We can terminate the  account  of any end user at any time if the end user is in violation of the Customer  Service  Agreement.

The  principal  terms  of  our customer Service Agreement are highlighted below:

•

Users of our services must be at least eighteen years old or have the consent of their  parents or legal guardians.

•

The agreement is not assignable by the customer.

•

Our current fee schedule for services is posted on the Oasis website.  We may change or modify or add to the fees we charge at any time.  Such changes, modification or additions will be effective immediately upon posting on the OASIS website.

•

A customer is responsible for all charges to his, her or its account.

•

Charges are billed to a customer's credit card each month.

•

We may, in our sole discretion, suspend or cancel a delinquent account.

•

A customer may terminate his, her or its account at any time upon notice to our Customer Service Department.

•

We may terminate a customer's account at any time and for any reason including, without limitation, if the customer is in breach of the agreement.

•

We have no obligation to monitor the use of the services, but we may do so and it may disclose information regarding the use of the services if, for any reason it believes, in our sole discretion, that it is reasonable for us do so including, without limitation, in order for us to satisfy any legal requirements or requests, to operate the services properly or to protect ourselves and our customers.

•

The balance of terms relating to indemnifications and our right to exercise editorial control or review over content are set out in the customer Service Agreement set out in Exhibit 10.4.

Principle  expenses  over  the  next 12 months are expected to be the following:

·

Cost of salaries which to this point have been irregularly paid.

- $179,000 for Mr. Machula and Mr. Lepage and three marketing people (Should financing allow)

·

Cost sharing of ADSL high speed internet facility.

$840 annually –- $70 per month

This is the medium by which high speed internet service is delivered to a given location between an Internet Service Provider and the hot spot.   This is the rented cable in which the WiFi service is delivered which is also called band width.

·

Cost of purchasing new hot spot hardware.

$34,500- Based on 75 new access points.  This is a purely speculative number of new hot spots for the year.

Nagasaki MS2100 Thin Client Computers at US$450 per unit and 2 more SuperMicro Servers at US$1500 per unit.

These items are used to transmit Wi-Fi service

·

Cost of web hosting and gateway fees

- $500 annually and $48 for both monthly.  $1,076 per year.

allows us to host our website and process credit card payments respectively.

·

Cost of a more significant office space

$40,000 annually

·

Cost of producing airtime cards.

$2,100 in printing costs per 3000 cards

Used by customers to access our service

·

Cost of accounting and legal.

$8,200 per year. Accounting cost supports our ongoing attempt to be a reporting company.

$12,000 per year.  Legal expenses for the year will primarily support our attempt to be become a reporting company and hopefully become listed on the OTCBB.  There is no assurance what so ever that this listing will ever occur.

Our  cash  needs have been met to this point by loans from Mr. Boris Machula and prior to that by equity financing via private placements.  Mr. Boris Machula has been  providing  financing to us to meet our needs to make it to the next equity or  debt  financing, although there is no assurance that funds of this kind will appear  ever.  All  loans  from  directors or employees are non-interest bearing with  no  specific  terms of repayment.  It is expected that these loans will be repaid  when further debt or equity financing or revenues from operations allows the  possibility  of  repayment.

It  is  our goal to raise $350,000 over the next 12 months.  This money would be used  primarily to purchase equipment, pay salaries, and to do marketing and get a more significant office space.  The equipment we will purchase during the next 12  months  depends  upon  the  amount  of access points we are able to sign up.  This  is hard to estimate.  Likewise it is hard to estimate what type of revenue will  be  created  through  these  access  points  should  they  exist.

Mr.  Machula, our president, is providing debt financing for the company now and while  we  expect  that he will continue to do this until another debt or equity financing  is  possible there is no guarantee of course that this will continue.  Considering  his  personal  financial  position  this  is what we expect.  As we understand the process a private equity placement is not possible until we would be completed the 15c-211 process with NASD.  As of June 30, 2004 we had US$4,126 in  the treasury and we believe that this will carry us for two months, although Mr. Machula is expected to add more funds to the treasury in May of 2004.  There are  no  agreements regarding how, when or why Mr. Machula will lend this money.

Employees

Our  goal  for the next 12 months is to hire three marketing people.    While we have  some  office equipment at the Suite 1219, 1450 Chestnut Street, Vancouver, BC,  V6J 3K3, in the event of new hirings we would require more equipment should our 12 month plan come to fruition.  With Boris Machula, Robert Lepage and three marketing  people the twelve month salary outlay would be US$179,000.  While Mr. Machula  previously  drew  a  salary  he  has not done so since April 2003.  Mr. Machula  is  a  part  time  employee  working  an average of four hours per day.

Equipment

Assuming  the  previous  scenario,  the cost of 3 desks and 3 personal computers would  amount  to  $7,500.

Our  goal is to sign up 75 access points in the next year.  While this is only a goal  and  not necessarily a reality, should we achieve this level of success we would  require  70 more Nagasaki MS2100 Thin Client Computers at US$450 per unit and  2  more SuperMicro Servers at US$1,500 per unit.  The total outlay for this type  of  equipment  would  be  $34,500.

Advertising  and  Marketing  costs

We have researched the cost of advertising to small business and end users alike and  there is a variety of print media where we can advertise our service.  This is  essential  to the proliferation of our service. We feel that it is important we begin doing this as soon as our financial situation allows.  We would require a $50,000 advertising budget which is minimal and would be aimed at print media.

Office  Space

The  office  space  required for a 5 staff office would be at least 1,400 square feet  and  would  cost approximately $2,500 per month. After miscellaneous costs for  office  administration  the  12  month  cost would be an estimated $40,000.

Research and Development

Oasis  has  spent a total of $4,090 in computer consulting and development costs during the year ended June 30, 2004.

Employees

We  currently  have 1 full time and 1 part time employee including the president of the company.

Subsidiaries

Oasis is our only subsidiary.

DESCRIPTION OF PROPERTY

We  do  not lease or own any real property.  We maintain our corporate office at Suite  1219,  1450  Chestnut  Street,  Vancouver,  BC,  V6J  3K3.  The  space is approximately  510  square  feet.   This  property  is  rented  from  Harwood Corporation  for  $710  per  month  and there is no lease agreement.  Oasis also maintains a post office box at 101 - 1001 West Broadway Dept 129, Vancouver, BC, Canada  V6H  4E4  for  correspondence.

Our  server,  which  can hold potentially valuable information, is housed at 555 West  Hastings  Street,  Vancouver,  British Columbia in a secure location.  The company  that  houses  the server is Radiant Communications.  This property is a central  server  location  that  is  earthquake proof and is leased by Jammicron Technologies.   We in turn rent the space from Jammicron for $360 a year to keep our  server  there.  Other  than payment to Jammicron for the space rent for our server,  there  is  no  connection  between  Jammicron  and Reese Corp. or Reese Corp.'s  affiliates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None  of  the  following  parties  has, since our date of incorporation, had any material  interest,  direct  or  indirect,  in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

•

Any of our directors or officers;

•

Any person proposed as a nominee for election as a director;

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

•

Any of our promoters;

•

Any relative or spouse of any of the foregoing persons who has the same house as such person.

Our  president,  Boris Machula, has advanced to us a total of $27,610 during the period  November  20,  2002  to  June  30,  2004.  These advances are unsecured, non-interest  bearing  with no specific terms of repayment.  It is expected that these  loans  will  be  repaid when further debt or equity financing or revenues from  operations  allows  the  possibility  of repayment.  The dates and amounts loaned  by  Mr.  Machula  are  as  follows:

December 31, 2003

US$2000

January 12, 2004

$  110

February 4, 2004

$4000

February 20, 2004

$4000

February, 27, 2004

$1000

March 3, 2004

$3000

March 9, 2004

$3000

March 30, 2004

$3000

May 5, 2003

$3,000

June 7, 2003

$2,500

June 24, 2003

$3,000

$27,610

Mr. Machula is by definition our promoter and has received consideration from us in  connection  with  the  founding  of our company as described in the sections entitled "Executive Compensation" and "Recent Sales of Unregistered Securities".

Oasis  was  incorporated  by  Mr.  Lepage  in March, 2003, and contained certain business  plans  and  technologies  that  had been developed by Mr. Lepage.  The monetary  investment  in  Oasis  by  Mr.  Lepage  included  customary  costs  of incorporation and other small non material incidental items.  Mr. Lepage was the organizer  and  therefore  the  promoter  of  Oasis.

MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS

No Public Market for Common Stock

There  is  presently  no public market for our common stock.  It should be noted that should our stock trade on the OTCBB, our shares would be considered a penny stock.

We anticipate making an application for trading of our common stock on the OTCBB upon  the  effectiveness  of the registration statement of which this prospectus forms  a part. However, we may not be successful in obtaining status on a public exchange,  or  if  we  are  successful,  a  public  market for our stock may not materialize.

The  Securities  and  Exchange  Commission  has  adopted  rules  that  regulate broker-dealer  practices  in connection with transactions in penny stocks. Penny stocks  are  generally  equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the  NASDAQ  system,  provided  that  current  price and volume information with respect  to  transactions  in  such  securities  is  provided by the exchange or system.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock,  to  deliver  a  standardized  risk  disclosure  document prepared by the Commission,  that: (a) contains a description of the nature and level of risk in the  market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such  duties  or  other  requirements of Securities' laws; (c) contains a brief, clear,  narrative  description  of a dealer market, including bid and ask prices for  penny  stocks  and  the  significance of the spread between the bid and ask price;  (d)  contains a toll-free telephone number for inquiries on disciplinary actions;  (e)  defines  significant  terms  in the disclosure document or in the conduct  of trading in penny stocks; and (f) contains such other information and is  in  such form, including language, type, size and format,  as the Commission shall  require  by  rule  or  regulation.

The  broker-dealer  also  must  provide, prior to effecting any transaction in a penny  stock,  the  customer  with:  (a)  bid and offer quotations for the penny stock;  (b)  the  compensation  of  the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other  comparable  information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each  penny  stock held in the customer's  account. In addition, the penny stock rules  require that prior to a transaction in a penny stock not otherwise exempt from  those  rules;  the broker-dealer must make a special written determination that  the penny stock is a suitable investment for the purchaser and receive the purchaser's  written  acknowledgment  of  the  receipt  of  a  risk  disclosure statement,  a  written  agreement  to transactions involving penny stocks, and a signed  and  dated  copy  of  a  written  suitability  statement.

If our stock becomes categorized as a penny stock, these disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. This could result in stockholders  having a difficult time in selling those  securities.

Holders of Our Common Stock

As  of  the  date  of  this  registration  statement,  we  had  35  registered shareholders.

Rule 144 Shares

A  total  of  13,275,000  shares of our common stock are currently available for resale  to  the public, in accordance with the volume and trading limitations of Rule  144  of  the  Securities  Act  of  1933.

Under Rule 144, a person who has beneficially owned shares of a company's common stock  for at least one year is entitled to sell within any three month period a number  of  shares  that  does  not  exceed  the  greater  of:

1.

One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 132,976 shares as of the date of this prospectus; or

2.

The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales  under  Rule  144  also  must  comply with a manner of sale provisions and notice requirements in addition to the requirement that there be an availability of  current  public  information  about  the  company.

Under  Rule  144(k),  a person who is not one of the company's affiliates at any time  during  the  three months preceding a sale, and who has beneficially owned the  shares  proposed  to  be  sold  for at least two years, is entitled to sell shares  without  complying  with  the manner of sale, public information, volume limitation  or  notice  provisions  of  Rule  144.

As  of  the date of this prospectus, Mr. Boris Machula, our president, holds all 7,200,000  of  the  total  shares  that  may  be  sold  under  Rule  144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We  have  not  granted registration rights to the selling shareholders or to any other  persons.

We  are  paying  the  expenses  of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and  (ii)  enable our common stock to be traded on the OTCBB.  We plan to file a Form  8-A  registration statement with the Commission prior to the effectiveness of  the  Form  SB-2  registration  statement.  The  filing  of  the  Form  8-A registration  statement  will  cause  us  to become a reporting company with the Commission  under  the  1934 Act concurrently with the effectiveness of the Form SB-2  registration statement.  We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the OTCBB.  We believe that the registration of the resale of shares on behalf of existing shareholders may  facilitate  the  development  of a public market in our common stock if our common  stock  is  approved  for  trading  on  the  OTCBB.

We  consider  that  the development of a public market for our common stock will make  an investment in our common stock more attractive to future investors.  In the near future, it may be necessary for us to raise additional capital in order for  us to continue with our business plan.  We believe that obtaining reporting company  status  under the 1934 Act and trading on the OTCBB should increase our ability  to  raise  these  additional  funds  from  investors.

Dividends

There  are  no  restrictions  in  our  articles  of incorporation or bylaws that prevent  us from declaring dividends.   The Nevada Revised Statutes, however, do prohibit  us  from  declaring  dividends  where,  after  giving  effect  to  the distribution  of  the  dividend:

1.

We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We  have  not declared any dividends and we do not plan to declare any dividends in  the  foreseeable  future.

EXECUTIVE COMPENSATION

The  following  table  sets  forth  certain  information  as  to our officer and director.

Annual Compensation Table

		Annual Compensation				Long Term Compensation
Name	Title	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awarded	Options/ SARs (#)	LTIP payouts ($)	All Other Compensation
Boris Machula	Pres. Sec. Treas. and Dir.	2002 2003 2004	$ 0 $ 20,200 $0	0 0 0	0 0 0	7,200,000 0 0	0 0 0	0 0 0	0 0 0
Mr. Robert Lepage	Pres. of subsidiary. Oasis	2002 2003 2004	$0 $0 $2650	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

It should also be noted that Mr. Machula on November 23, 2002 was paid 7,200,000 shares  of restricted stock as founders stock for the work he had done.  This is also  reflected  in  the  2002  column  above where the restricted stock awarded category  shows  7,200,000  shares.

We  have agreed to pay our president, Mr. Machula an annual salary of US$40,000.  While  Mr.  Machula  has drawn a total salary of US$20,200 to date, for the time being  he  has stopped drawing a salary until such time as we have the financial resources  to  do  so  again.  The salary is not being accrued.  Accordingly, no back  salary  will  ever  be  owed or paid to Mr. Machula.  We have recorded the value  of  the  services contributed by Mr. Machula for the year ending June 30, 2004  as  an  expense  and contributed surplus totaling $40,000.  Mr. Lepage was paid  a  small  amount  of  salary  in  2004  totaling  $5,754.

Stock Option Grants

We  did  not  grant  any stock options to the executive officers during our most recent  financial  reporting  period ending December 31, 2003.  We have also not granted  any stock options to the executive officers since our inception date of November 20, 2002 to date.  We currently have no plans to do so.

Financial Statements

Index to Financial Statements:

Page

1.

Financial Statements for the three month period ending September 30,  2004

F-1

a.

Interim Consolidated Balance Sheets

F-2

b.

Interim Consolidated Statements of Operations;

F-3

c.

Interim Consolidated Statements of Cash Flows;

F-4

d.

Interim Consolidated Statements of Stockholders'

Deficiency;

F-5

e.

Notes to Interim Consolidated Financial Statements.

F-6

2.

Report of Independent Registered Public Accounting Firm

F-10

- Amisano Hanson

3.

Report of Independent Registered Public Accounting Firm

F-11

- Williams & Webster

4.

Financial Statements for the fiscal year ending June 30, 2004

a.

Consolidated Balance Sheets;

F-12

b.

Consolidated Statements of Operations;

F-13

c.

Consolidated Statements of Cash Flows;

F-14

d.

Consolidated Statements of Stockholders' Deficiency;

F-15

e.

Notes to Consolidated Financial Statements.

F-16

REESE CORP.

(A Development Stage Company)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2004

(Unaudited)

(Stated in US Dollars)

REESE CORP.

(A Development Stage Company)

INTERIM CONSOLIDATED BALANCE SHEETS

September 30, 2004 and June 30, 2004

(Unaudited)

(Stated in US Dollars)

	September 30,	June 30,
ASSETS	2004	2004
Current
Cash	$ 8,299	$ 4,126

Capital assets	-	1,938

	$ 8,299	$ 6,064

LIABILITIES
Current
Accounts payable and accrued liabilities	$ 9,980	$ 7,883
Due to related parties – Note 4	74,474	50,286

	84,454	58,169

STOCKHOLDERS’ DEFICIENCY
Common stock, $0.001 par value
300,000,000 shares authorized,
13,297,650 shares issued (June 30, 2004: 13,297,650)	13,298	13,298
Additional paid-in capital	23,482	23,482
Contributed surplus – Note 4	50,000	40,000
Deficit accumulated during the development stage	(160,816)	(128,282)
Accumulated other comprehensive loss	(2,119)	(603)

	(76,155)	(52,105)

	$ 8,299	$ 6,064

Continuance of operations – Note 2

SEE ACCOMPANYING NOTES

REESE CORP.

(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

for the three months ended September 30, 2004 and 2003,

and for the period November 20, 2002 (Date of Inception) to September 30, 2004

(Unaudited)

(Stated in US Dollars)

			November 20,
			2002 (Date of
	Three months ended		Inception) to
	September 30,		September 30,
	2004	2003	2004
Revenue	$ 442	-	1,007

Expenses
Accounting, audit and legal fees	8,135	$ -	$ 36,238
Amortization	-	263	1,250
Computer consulting and development costs	172	2,711	4,262
Consulting fees – Notes 4 and 5	18,469	10,000	109,247
Office and miscellaneous	5,524	366	10,150

	32,300	13,340	161,147

Net loss before other items	(31,858)	(13,340)	(160,140)
Other item:
Loss on disposal of capital assets	(676)	-	(676)

Net loss for the period	(32,534)	(13,340)	(160,816)
Comprehensive loss:
Foreign currency translation adjustment	(1,516)	205	(2,119)

Comprehensive loss for the period	$ (34,050)	$ (13,135)	$ (162,935)

Basic and diluted loss per share	$ (0.00)	$ (0.00)

Weighted average number of shares outstanding	13,297,650	13,275,000

REESE CORP.

(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

for the three months ended September 30, 2004 and 2003,

and for the period November 20, 2002 (Date of Inception) to September 30, 2004

(Unaudited)

(Stated in US Dollars)

			November 20,
			2002 (Date of
	Three months ended		Inception) to
	September 30,		September 30,
	2004	2003	2004
Cash Flows from Operating Activities
Net loss for the period	$(32,534)	$(13,340)	$(160,816)
Add back non-cash items:
Amortization	-	263	1,250
Consulting fees	10,000	10,000	62,000
Loss on disposal of capital assets	676	-	676
Changes in non-cash working capital items related to operations
Accounts payable and accrued liabilities	2,097	(614)	9,980

	(19,761)	(3,691)	(86,910)

Cash Flows from Investing Activities
Purchase of equipment	-	-	(3,156)
Proceeds from disposal of equipment	1,262	-	1,262

	1,262	-	(1,894)

Cash Flows from Financing Activities
Capital stock issued	-	-	24,780
Advances from related parties	22,635	372	72,921

	22,635	372	97,701

Effect of foreign currency translation on cash	37	(347)	(598)

Increase (decrease) in cash during the period	4,173	(3,666)	8,299

Cash, beginning of the period	4,126	5,351	-

Cash, end of the period	$ 8,299	$ 1,685	$ 8,299

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$ -	$ -	$ -

Income taxes	$ -	$ -	$ -

Non-cash transaction – Note 5

SEE ACCOMPANYING NOTES

REESE CORP.

(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY

for the period November 20, 2002 (Date of Inception) to September 30, 2004

(Unaudited)

 (Stated in US Dollars)

						Deficit
					Accumulated	Accumulated
			Additional		Other	During the	Total
	Common Shares		Paid-in	Contributed	Comprehensive	Development	Stockholders
	Number	Amount	Capital	Surplus	Income (Loss)	Stage	Deficiency

Issued for services on November 23, 2002 – at $0.01 per share	7,200,000	$ 7,200	$ 4,800	$ -	$ -	$ -	$ 12,000
Issued for cash – at $0.02 per share	6,075,000	6,075	14,175	-	-	-	20,250
Foreign currency translation adjustment	-	-	-	-	(374)	-	(374)
Net loss for the period ended June 30, 2003	-	-	-	-	-	(47,677)	(47,677)

Balance, June 30, 2003	13,275,000	13,275	18,975	-	(374)	(47,677)	(15,801)

Issued for cash – at $0.02 per share	22,650	23	4,507	-	-	-	4,530
Contributed services – Note 4	-	-	-	40,000	-	-	40,000
Foreign currency translation adjustment	-	-	-	-	(229)	-	(229)
Net loss for the year ended June 30, 2004	-	-	-	-	-	(80,605)	(80,605)

Balance, June 30, 2004	13,297,650	13,298	23,482	40,000	(603)	(128,282)	(52,105)

Contributed services – Note 4	-	-	-	10,000	-	-	10,000
Foreign currency translation adjustment	-	-	-	-	(1,516)	-	(1,516)
Net loss for the period ended September 30, 2004	-	-	-	-	-	(32,534)	(32,534)

Balance, September 30, 2004	13,297,650	$ 13,298	$ 23,482	$ 50,000	$ (2,119)	$ (160,816)	$ (76,155)

The number of shares issued and outstanding has been restated to give retroactive effect for a forward stock split on a six for one basis approved by the director of the Company on April 29, 2003.  The par value and additional paid-in capital were adjusted in conformity with the number of shares then issued.

SEE ACCOMPANYING NOTES

REESE CORP.

(A Development Stage Company)

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2004

(Unaudited)

(Stated in US Dollars)

Note 1

Interim Reporting

While the information presented in the accompanying interim nine month consolidated financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented.  All adjustments are of a normal recurring nature.  It is suggested that these financial statements be read in conjunction with the Company’s June 30, 2004 annual consolidated financial statements.

Note 2

Continuance of Operations

The financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business.  As at September 30, 2004, the Company had a working capital deficiency of $76,155, has yet to achieve profitable operations and has accumulated losses of $162,935 since its inception.  Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due.

Management has established plans to seek new capital from new equity securities issuances that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan.

Note 3

Principles of Consolidation

The consolidated financial statements include the accounts of the company and its wholly owned subsidiary, Oasis Wireless Inc., a Canadian corporation.

Note 4

Related Party Transactions

The Company was charged the following expenses by the director of the Company and by a manager of the Company:

November 20,
2002 (Date of
	Three months ended		Inception) to
	September 30,		September 30,
	2004	2003	2004
Consulting fees	$ 18,469	$ 10,000	$ 108,423

REESE CORP.

(A Development Stage Company)

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2004

(Unaudited)

(Stated in US Dollars) – Page 2

Note 4

Related Party Transactions – (cont’d)

Included in consulting fees are contributed services from the director of the Company as follows:

November 20,
2002 (Date of
	Three months ended		Inception) to
	September 30,		September 30,
	2004	2003	2004
Contributed services	$ 10,000	$ 10,000	$ 50,000

These contributed services are credited to contributed surplus.

These charges were measured by the exchange amount, which is the amount agreed upon by the transacting parties.

The amounts due to related parties are advances from a director and a manager of the Company and are unsecured, non-interest bearing and have no specific terms of repayment.

Note 5

Non-cash Transaction

Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statements of cash flows. In November 2002, the Company issued 1,200,000 shares to the sole director of the Company in exchange for services having a fair value of $12,000.  This transaction was excluded from the statement of cash flows for the period from November 22, 2002 (Date of Inception) to September 30, 2004.

REESE CORP.

(A Development Stage Company)

REPORT AND CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004

(Stated in US Dollars)

TERRY AMISANO LTD.	AMISANO HANSON
KEVIN HANSON, CA	CHARTERED ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,

Reese Corp.

(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Reese Corp. (A Development Stage Company) and its subsidiary as of June 30, 2004 and the related consolidated statements of operations, cash flows and stockholders’ deficiency for the year ended June 30, 2004 and for the period from November 20, 2002 (Date of Incorporation) to June 30, 2004.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Reese Corp. as of June 30, 2003, and for the period from November 20, 2002 (Date of Inception) to June 30, 2003 were audited by other auditors whose report dated February 17, 2004 expressed an unqualified opinion on those financial statements.  Our opinion on the statement of operations, cash flows and stockholders’ equity (deficiency) for the period from November 20, 2002 (Date of Inception) to June 30, 2004, insofar as it relates to amounts for the prior periods through June 30, 2003, is based on the report of other auditors.

We conducted our audit in accordance with auditing standards of the Public Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of Reese Corp. and its subsidiary as of June 30, 2004 and the results of their operations and their cash flows for the year ended June 30, 2004 and for the period from November 20, 2002 (Date of Incorporation) to June 30, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, conditions exist which raise substantial doubt about the Company’s ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations.  Management’s plan in this regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	“Amisano Hanson”
August 9, 2004	CHARTERED ACCOUNTANTS

750 WEST PENDER STREET, SUITE 604 TELEPHONE: 604-689-0188
VANCOUVER CANADA FACSIMILE: 604-689-9773
V6C 2T7

Board of Directors

Reese Corp.

Vancouver, B.C.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Reese Corp. (a Nevada State corporation and development stage enterprise) as of June 30, 2003, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from November 20, 2002 (inception) through June 30, 2003.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reese Corp. as of June 30, 2003 and the results of its operations, stockholders equity (deficit) and its cash flows for the period from November 20, 2002 (inception) through June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has generated no revenue, and has suffered losses from operations resulting in an accumulated deficit of $15,801 at June 30, 2003. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding this issue are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Williams & Webster, P.S.

Certified Public Accountants

Spokane, Washington

February 17, 2004

SEE ACCOMPANYING NOTES

REESE CORP.

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

June 30, 2004 and 2003

(Stated in US Dollars)

ASSETS	2004	2003
Current
Cash	$ 4,126	$ 5,351

Capital assets – Note 3	1,938	2,965

	$ 6,064	$ 8,316

LIABILITIES
Current
Accounts payable and accrued liabilities	$ 7,883	$ 2,614
Due to related parties – Notes 4 and 6	50,286	21,503

	58,169	24,117

STOCKHOLDERS’ DEFICIENCY
Common stock, $0.001 par value
300,000,000 shares authorized,
13,297,650 shares issued (2003: 13,275,000)	13,298	13,275
Additional paid-in capital – Note 6	23,482	18,975
Contributed surplus – Note 4	40,000	-
Deficit accumulated during the development stage	(128,282)	(47,677)
Accumulated other comprehensive loss	(603)	(374)

	(52,105)	(15,801)

	$ 6,064	$ 8,316

Nature and Continuance of Operation – Note 1

Subsequent Event – Note 7

REESE CORP.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

for the year ended June 30, 2004

and for the periods from November 20, 2002 (Date of Inception) to June 30, 2003 and 2004

(Stated in US Dollars)

		November 20,	November 20,
		2002 (Date of	2002 (Date of
	Year ended	Inception) to	Inception) to
	June 30,	June 30,	June 30,
	2004	2003	2004

Revenue	$ 565	$ -	$ 565

Expenses
Accounting and legal fees	26,103	2,000	28,103
Amortization	1,059	191	1,250
Computer consulting and development costs	4,090	-	4,090
Consulting fees – Notes 4 and 6	45,754	45,024	90,778
Office and miscellaneous	4,164	462	4,626

	81,170	47,677	128,847

Net loss for the period	(80,605)	(47,677)	(128,282)

Foreign currency translation adjustment	(229)	(374)	(603)

Comprehensive loss for the period	$ (80,834)	$ (48,051)	$ (128,885)

Basic and diluted loss per share	$ (0.01)	$ (0.00)

Weighted average number of shares outstanding	13,290,948	10,632,055

REESE CORP.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

for the year ended June 30, 2004,

and for the periods from November 20, 2002 (Date of Inception) to June 30, 2003 and 2004

(Stated in US Dollars)

		November 20,	November 20,
		2002 (Date of	2002 (Date of
	Year ended	Inception) to	Inception) to
	June 30,	June 30,	June 30,
	2004	2003	2004
Cash Flows from Operating Activities
Net loss for the period	$ (80,605)	$ (47,677)	$ (128,282)
Add back non-cash items:
Amortization	1,059	191	1,250
Consulting fees	40,000	12,000	52,000
Changes in non-cash working capital item related to Operations
Accounts payable and accrued liabilities	5,269	2,614	7,883

	(34,277)	(32,872)	(67,149)

Cash Flows from Investing Activity
Purchase of equipment	-	(3,156)	(3,156)

Cash Flows from Financing Activities
Capital stock issued	4,530	20,250	24,780
Advances from related parties	28,783	21,503	50,286

	33,313	41,753	75,066

Effect of foreign currency translation on cash	(261)	(374)	(635)

Increase (decrease) in cash during the period	(1,225)	5,351	4,126

Cash, beginning of the period	5,351	-	-

Cash, end of the period	$ 4,126	$ 5,351	$ 4,126

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$ -	$ -	$ -

Income taxes	$ -	$ -	$ -

Non-cash transaction – Note 6

REESE CORP.

(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY

for the period November 20, 2002 (Date of Inception) to June 30, 2004

(Stated in US Dollars)

					Deficit
					Accumulated	Accumulated
			Additional		During the	Other	Total
	Common Shares		Paid-in	Contributed	Development	Comprehensive	Stockholders
	Number	Amount	Capital	Surplus	Stage	Income (Loss)	Deficiency

Issued for services on November 23, 2002 – at $0.01 per share – Note 6	7,200,000	$ 7,200	$ 4,800	$ -	$ -	$ -	$ 12,000
Issued for cash – at $0.02 per share	6,075,000	6,075	14,175	-	-	-	20,250
Foreign currency translation adjustment	-	-	-	-	-	(374)	(374)
Net loss for the period ended June 30, 2003	-	-	-	-	(47,677)	-	(47,677)

Balance, June 30, 2003	13,275,000	13,275	18,975	-	(47,677)	(374)	(15,801)

Issued for cash – at $0.02 per share	22,650	23	4,507	-	-	-	4,530
Contributed services – Note 4	-	-	-	40,000	-	-	40,000
Foreign currency translation adjustment	-	-	-	-	-	(229)	(229)
Net loss for the year ended June 30, 2004	-	-	-	-	(80,605)	-	(80,605)

Balance, June 30, 2004	13,297,650	$ 13,298	$ 23,482	$ 40,000	$ (128,282)	$ (603)	$ (52,105)

The number of shares issued and outstanding has been restated to give retroactive effect for a forward stock split on a six for one basis approved by the director of the Company on April 29, 2003.  The par value and additional paid-in capital were adjusted in conformity with the number of shares then issued.

REESE CORP.

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and 2003

(Stated in US Dollars)

Note 1

Nature and Continuance of Operations

Reese Corp. (the “Company”), was incorporated in the State of Nevada, United States of America, on November 20, 2002. The Company is currently in the development stage and is in the process of investigating and evaluation business opportunities. The Company’s year end is June 30.

On April 5, 2003, the Company acquired all of the outstanding common stock of Oasis Wireless (“Oasis”) for $1. At the time of the acquisition, Oasis was a privately held Canadian entity with no recorded assets or liabilities. This acquisition is being accounted for using the purchase method of accounting. The purchase price of $1 was written off to operating expenses during the period ended June 30, 2003.

Oasis plans to provide high speed wireless internet access to the public in designated “hot spots”, which is a retail location in which Oasis has placed its hardware that allows wireless devices to access the internet. Users access the internet through the Oasis network by purchasing prepaid minutes from Oasis on a monthly plan or using pre-paid cards.

The financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business.  As at June 30, 2004, the Company had a working capital deficiency of $54,043 and has accumulated losses of $128,885 since inception.  Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due.

Management has established plans to seek new capital from new equity securities issuances that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan.

Note 2

Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are stated in U.S. dollars.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which may have been made using careful judgment. Actual results may vary from these estimates.

Reese Corp.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

June 30, 2004 and 2003

(Stated in US Dollars)

Note 2

Summary of Significant Accounting Policies – (cont’d)

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Oasis Wireless Inc., a Canadian corporation. All intercompany transactions have been eliminated on consolidation.

Development Stage Company

The Company is a development stage company as defined in Statement of Financial Accounting Standards No. 7. As a result, cumulative amounts for the statements of operations and cash flows are included from the date of incorporation, November 20, 2002.

Capital Assets and Amortization

Capital assets consists of computer equipment and are recorded at cost.  Amortization is provided using the straight-line method over three years, the estimated useful life of the equipment.

Impairment of Long-lived Assets

Capital assets are reviewed for impairment in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144. “Accounting for the Impairment or Disposal of Long-lived Assets”. Under SFAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of asset exceeds the fair value.

Web Costs

Web maintenance and development costs are expenses as incurred.

Revenue Recognition

The Company recognizes revenue when it is earned and a contract exists, services have been provided and collectively is reasonably assured. On service contracts having a term greater than one year, revenue is considered to be earned evenly over the life of the contract.

Reese Corp.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

June 30, 2004 and 2003

(Stated in US Dollars)

Note 2

Significant Accounting Policies – (cont’d)

Foreign Currency Translation

The Company’s operating subsidiary, Oasis, translates amounts from its functional currency, Canadian dollars, to the reporting currency, United States dollars, in accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”.  At each balance sheet date, recorded balances that are denominated in a currency other than US dollars are adjusted to reflect the current exchange rate which may give rise to a foreign currency translation adjustment accounted for as a separate component of stockholders’ deficiency and included in comprehensive loss.

Monetary assets and liabilities are translated into the functional currency at the exchange rate in effect at the end of the year. Non-monetary assets and liabilities are translated at the exchange rate prevailing when the assets were acquired or the liabilities assumed. Revenues and expenses are translated at the rate approximating the rate of exchange on the transaction date. All exchange gains and losses are included in the determination of net income (loss) for the year.

Income Taxes

The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“FAS 109”).  Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic Loss Per Share

The Company reports basic loss per share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share”.  Basic loss per share is computed using the weighted average number of shares outstanding during the periods.

Fair Value of Financial Instruments

The carrying values of the Company’s financial instruments, consisting of cash and accounts payable and accrued liabilities, and due to related parties approximate their fair values due to the short-term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Reese Corp.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

June 30, 2004 and 2003

(Stated in US Dollars)

Note 2

Significant Accounting Policies – (cont’d)

Comprehensive Loss

The Company has adopted Statement of Financial Accounting Standards No. 130 “Reporting Comprehensive Income”.  Comprehensive loss is comprised of net loss and foreign currency translation adjustments.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note 3

Capital Assets

		2004		2003
		Accumulated
	Cost	Amortization	Net	Net
Computer equipment	$ 3,198	$ 1,260	$ 1,938	$ 2,965

Note 4

Related Party Transactions – Note 6

The Company incurred the following expenses in respect to a director of the Company and a manager of the Company:

		November 20,	November 20,
		2002 (Date of	2002 (Date of
	Year ended	Inception) to	Inception) to
	June 30,	June 30,	June 30,
	2004	2003	2004
Consulting fees	$ 45,754	$ 44,200	$ 89,954

During the year ended June 30, 2004, the Company’s sole director contributed consulting services having a fair value of $40,000.

These charges were measured by the exchange amount which is the amount agreed upon by the transacting parties.

The amounts due to related parties are advances from a director and a manager of the Company and are unsecured, non-interest bearing and have no specific terms of repayment.

Reese Corp.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

June 30, 2004 and 2003

(Stated in US Dollars)

Note 5

Income Taxes and Deferred Tax Assets

No provision for income taxes has been provided for in these financial statements due to the Net loss. At June 30, 2004, the Company has net operating losses to carry forward, which expire commencing in 2010 totalling approximately $128,000. The tax benefit of these losses, if any, has not been recorded in the financial statements.

The following table summarizes the significant components of the Company’s deferred tax assets:

	2004	2003
Deferred Tax Assets
Non-capital losses carried forward	$ 52,000	$ 19,100
Valuation allowance	(52,000)	(19,100)

	$ -	$ -

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards, which is likely to be realized from future operations.  The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 6

Non-cash Transaction

Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statements of cash flows. In November 2002, the Company issued 1,200,000 shares to the sole director of the Company in exchange for consulting services having a fair value of $12,000.  This transaction was excluded from the statement of cash flows for the periods from November 22, 2002 (Date of Inception) to June 30, 2003.

Note 7

Subsequent Event

The Company intends to file a prospectus with the Securities and Exchange Commission on form SB-2 for the registration of up to 6,097,650 common shares at $0.20 per share, subject to regulatory approval.  These shares will be sold by existing shareholders and the Company will not receive any proceeds from this sale. The Company also intends to seek a listing on the United States Over the Counter Bulletin Board.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On  May  1,  2004, management of Reese Corp. determined that it could not afford the  services  of  Williams  & Webster, P.S. as our auditors and engaged Amisano Hanson  of  Vancouver,  BC to audit our financial statements for the fiscal year ending  June  30,  2004.  The termination was approved by our board of directors on  May  1, 2004 at a Board meeting held on that day.  Reese Corp. does not have an  audit  or similar committee.  Williams & Webster, P.S. audited our financial statements  as  of  June  30,  2003  and  the  related statements of operations, stockholders'  equity  and  cash  flows  for  the  period from November 20, 2002 (inception) through June 30, 2003.  Williams & Webster, P.S. report with respect the  audit  dated  February  17,  2004,  did not contain an adverse opinion or a disclaimer  of opinion, nor were they qualified or modified as to audit scope or accounting  principles;  however,  the report for the fiscal year ended June 30, 2003  contained  a modification paragraph that expressed substantial doubt about the  Reese  Corp.'s  ability  to  continue  as  a  going  concern.

During  the  period  ended June 30, 2003 and the subsequent interim period ended May  1,  2004,  there were no disagreements with Williams & Webster, P.S. on any matters  of  accounting principles or practices, financial statement disclosure, or  auditing  scope and procedures, which if not resolved to the satisfaction of Williams  &  Webster,  P.S.  would  have caused Williams & Webster, P.S. to make reference  to  the  matter in their report. There were no "reportable events" as that  term  is  described  in  Item  304(a)(1)(v)  of  Regulation  S-K.

As  of  May  15,  2004, Reese Corp. engaged Amisano Hanson of Vancouver, British Columbia,  Canada,  as  the  independent accountant for Reese Corp. to audit the Registrant's  financial  statements.  Prior  to  engaging  the  new  accountant, neither  Reese  Corp.  nor any one on Reese Corp's behalf consulted with the new accountant  regarding  the  application  of  accounting  principles  to  any transaction,  the  type of audit opinion that might be rendered on the financial statements of Reese Corp.  All communication was limited to ascertaining whether the accountant had the time and resources to accept Reese Corp. as a new client.  There were no disagreements or reportable events between Reese Corp. and the new accountant.

Available Information

We  have filed a registration statement on form SB-2 under the Securities Act of 1933  with  the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained  in  the  registration statement and exhibits.  Statements made in the registration  statement  are  summaries  of the material terms of the referenced contracts,  agreements  or  documents  of  the  company.  We  refer  you  to our registration  statement  and  each  exhibit  attached  to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You  may  inspect the registration statement, exhibits and schedules filed  with the Securities and Exchange Commission at the Commission's principal office  in  Washington,  D.C.  Copies  of  all  or  any part of the registration statement  may  be  obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call  the  Commission at 1-800-SEC-0330 for further information on the operation of  the  public  reference  rooms.  The  Securities and Exchange Commission also maintains  a  web  site  at  http://www.sec.gov  that  contains  reports,  proxy statements  and  information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be  found  on  this  site.

Until  90  days  following  the date of this prospectus, all dealers that effect transactions  in these securities whether or not participating in this offering, may  be  required  to  deliver a prospectus.  This is in addition to the dealer' obligation  to deliver a prospectus when acting as underwriters and with respect to  their  unsold  allotments  or  subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification Of Directors And Officers

Our  officers  and  directors  are indemnified as provided by the Nevada Revised Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by  a company's articles of incorporation that is not the case with our articles of  incorporation.  Excepted  from  that  immunity  are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our  bylaws provide that we may indemnify any person who was or is a party or is threatened  to  be made a party to any threatened, pending, or completed action, suit,  or proceeding, whether civil, criminal, administrative, or investigative, except  an  action  by or in our right by reason of the fact that he is or was a director,  officer,  employee,  or agent of Reese Corp., or is or was serving at our  request  as  a director, officer, employee or agent of another corporation, partnership,  joint  venture,  trust,  or  other  enterprise,  against expenses, including  attorneys'  fees,  judgments,  fines,  and amounts paid in settlement actually  and reasonably incurred by him in connection with the action, suit, or proceeding  if  he  acted  in  good  faith  and  in a manner which he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal  action  or  proceeding, had no reasonable cause to believe his conduct was  unlawful.  The  termination  of any action, suit or proceeding by judgment, order,  settlement,  conviction,  or  upon  a  plea  of  nolo  contendere or its equivalent,  does  not,  of itself, create a presumption that the person did not act  in  good faith and in a manner which he reasonably believed to be in or not opposed  to the best interests of the corporation, and that, with respect to any criminal  action  or  proceeding,  he  had  reasonable cause to believe that his conduct  was  unlawful.

Our  bylaws  also provide that we may indemnify any person who was or is a party or  is  threatened  to  be made a party to any threatened, pending, or completed action  or  suit by or in our right to procure a judgment in our favor by reason of  the fact that he is or was a director, officer, employee, or agent, or is or was serving at our request as a director, officer, employee, or agent of another corporation,  partnership,  joint  venture,  trust,  or other enterprise against expenses,  including amounts paid in settlement and attorneys' fees actually and reasonably  incurred  by him in connection with the defense or settlement of the action  or  suit  if  he acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests.  Indemnification may not be  made  for  any  claim,  issue,  or matter as to which such a person has been adjudged  by  a court of competent jurisdiction, after exhaustion of all appeals therefrom,  to  be  liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other  court  of competent jurisdiction determines upon application that in view of  all  the  circumstances  of  the  case,  the person is fairly and reasonably entitled  to  indemnity  for  such  expenses  as  the  court  deems  proper.

The  bylaws  provide  that  to the extent that a director, officer, employee, or agent  has  been successful on the merits or otherwise in defense of any action, suit,  or  proceeding referred to in the preceding two paragraphs, or in defense of  any  claim,  issue,  or matter therein, he must be indemnified by us against expenses,  including attorneys' fees, actually and reasonably incurred by him in connection  with  the  defense.  Any  indemnification  under  the  preceding two paragraphs,  unless  ordered  by  a  court or advanced pursuant to the following paragraph,  must  be  made  by us only as authorized in the specific case upon a determination  that indemnification of the director, officer, employee, or agent is  proper  in  the  circumstances.  The  determination  must  be  made:

(i)

By the stockholders;

(ii)

By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(iii)

If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(iv)

If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our  bylaws  also  provide that the articles of incorporation, the bylaws, or an agreement  made  by  us  may provide that the expenses of officers and directors incurred  in  defending  a civil or criminal action, suit, or proceeding must be paid  by  us as they are incurred and in advance of the final disposition of the action,  suit,  or proceeding, upon receipt of an undertaking by or on behalf of the  director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us.  The  provisions  of  this  paragraph  do not affect any rights to advancement of expenses  to  which  corporate personnel other than directors or officers may be entitled  under  any  contract  or  otherwise  by  law.

Our  bylaws  also  provide  that the indemnification and advancement of expenses authorized  in  or  ordered  by  a  court  pursuant  to  the  bylaws:

(i)

Does  not  exclude any other rights to which a person seeking indemnification or advancement  of  expenses may be entitled under the articles of incorporation or any  bylaw,  agreement,  vote  of  stockholders  or  disinterested directors, or otherwise, for either an action in his official capacity or an action in another capacity  while  holding his office, except that indemnification, unless ordered by  a  court  pursuant  to  the  bylaws  or for the advancement of expenses made pursuant  to  the  bylaws,  may  not  be made to or on behalf of any director or officer  if a final adjudication establishes that his acts or omissions involved intentional  misconduct,  fraud,  or  a  knowing  violation  of  the law and was material  to  the  cause  of  action.

(ii)

Continues  for  a  person  who has ceased to be a director, officer, employee or agent  and  inures to the benefit of the heirs, executors, and administrators of such  a  person.

Item 25. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee

$     155

Transfer Agent Fees

$         0

Accounting fees and expenses

$10,400

Legal fees and expenses

$14,445

Printing

$     330

Applicable taxes

$     535

---------

Total

$ 25,865

======

All  amounts  are  estimates,  other  than  the  Commission's  registration fee.

We  are  paying  all expenses of the offering listed above.  No portion of these expenses  will  be  paid by the selling shareholders.  The selling shareholders, however,  will  pay  any  other expenses incurred in selling their common stock, including  any  brokerage  commissions  or  costs  of  sale.

Item 26. Recent Sales of Unregistered Securities

On  November  23,  2002,  we  issued 7,200,000 shares of our common stock to our president  and  sole  director  in  exchange  for  services  rendered  valued at $12,000.00.  Services  rendered  by  Mr.  Machula  included  formation  of  the corporation  and  the  development  of  the  business plan including preliminary investigations  of  the  industry  and  the  feasibility  of  the  business plan including  all  arrangements  with Mr. Lepage for the acquisition of Oasis.  The shares issued were exempt from registration under section 4(2) of the Securities Act  of  1933  due  to  the fact they were issued in an isolated transaction not involving  any  public  offering.

From  February  20,  2003,  through March 4, 2003, we issued 6,075,000 shares of common  stock  to a total of 15 investors in exchange for investment proceeds of $0.02  per  share  for  total investment proceeds of $20,250.  The shares issued were  exempt  from registration pursuant to Rule 504 of Regulation D promulgated under  the  Securities Act of 1933.  A Form D documenting the offering was filed with the Securities and Exchange Commission.  We made no general solicitation in connection  with  the  offering  and  took  reasonable  care  to assure that the purchasers  of  the  securities  were not underwriters for purposes of Rule 504.

During  October and November of 2003, we issued 22,650 shares of common stock to a  total  of  19  investors in exchange for total investment proceeds of $4,530.  The  shares  issued  were  exempt  from  registration  pursuant  to  rule 504 of Regulation D promulgated under the Securities Act of 1933.  A Form D documenting the  offering was filed with the Securities and Exchange Commission.  We made no general solicitation in connection with the offering and took reasonable care to assure  that the purchasers of the securities were not underwriters for purposes of  Rule  504.

Item 27. Exhibits

Exhibit

Number

Description

------

-----------

  2.1

Acquisition  Agreement  (2)

  3.1

Articles  of  Incorporation  (1)

  3.2

By-Laws  (1)

  5.1

Opinion  of  Gary Henrie, Attorney at  Law  with  consent  to  use  (2)

10.1

Customer  Service  Agreement  (2)

10.2

FatPort  Agreement  (2)

16.1

Letter  on  change  in  certifying  accountant  (4)

21.1

List  of  Subsidiaries  (2)

23.1

Consent  of  Williams  &  Webster, Independent  Auditors

23.2

Consent of Amisano Hanson, Chartered Accountants

99.1

Software  rights release letter (3)

(1)  Filed as an exhibit to Reese Corp.'s Form SB-2 on March 5, 2004.

(2)  Filed as an exhibit to Reese Corp's Form SB-2/A on April 29, 2004.

(3)  Filed as an exhibit to Reese Corp.'s Form SB-2/A on June 23, 2004.

(4)  Filed as an exhibit to Reese Corp.'s Form SB-2/A on October 14, 2004.

Item 28. Undertakings

The  undersigned  registrant  hereby  undertakes:

1.

To  file,  during  any  period  in  which  offers  or  sales  are  being made, a post-effective  amendment  to  this  registration  statement:

(a)

To  include  any  prospectus required by Section 10(a)(3) of the Securities Act  of  1933;

(b)

To  reflect  in  the  prospectus any facts or events arising after the effective date  of  this  registration statement, or most recent post-effective amendment, which,  individually  or in the aggregate, represent a fundamental change in the information  set  forth  in  this  registration  statement.  Notwithstanding the foregoing,  any  increase  or  decrease  in volume of securities offered (if the total  dollar  value  of  securities  offered  would  not  exceed that which was registered)  and any deviation from the low or high end of the estimated maximum offering  range  may  be  reflected  in  the  form  of prospectus filed with the Commission  pursuant  to Rule 424(b) if, in the aggregate, the changes in volume and  price represent no more than a 20% change in the maximum aggregate offering price  set forth in the "Calculation of Registration Fee" table in the effective registration  statement;  and

(c)

To include any material information with respect to the plan of distribution not previously  disclosed  in  this registration statement or any material change to such  information  in  the  registration  statement.

2.

That,  for  the  purpose  of determining any liability under the Securities Act, each  such  post-effective  amendment  shall  be deemed to be a new registration statement  relating  to  the securities offered herein, and the offering of such securities  at  that  time  shall be deemed to be the initial bona fide offering thereof.

3.

To  remove  from  registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar  as  indemnification for liabilities arising under the Securities Act of 1933  may  be  permitted  to  our  directors,  officers  and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion  of  the  Securities  and  Exchange  Commission  such indemnification is against  public  policy  as  expressed  in  the  Securities Act of 1933, and is, therefore,  unenforceable.

In  the  event  that a claim for indemnification against such liabilities, other than  the  payment  by  us of expenses incurred or paid by one of our directors, officers,  or  controlling persons in the successful defense of any action, suit or  proceeding,  is  asserted  by one of our directors, officers, or controlling person  sin  connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to  a  court  of  appropriate  jurisdiction  the  question  whether such indemnification  is  against public policy as expressed in the Securities Act of 1933,  and  we  will  be  governed  by  the  final  adjudication  of such issue.

SIGNATURES

In  accordance  with  the  requirements  of  the  Securities  Act  of  1933, the registrant certifies that it has reasonable grounds to believe that it meets all of  the  requirements  for  filing on Form SB-2 and authorized this registration statement  to  be  signed  on  its  behalf  by  the  undersigned, in the City of Vancouver,  Province  of  British  Columbia,  Canada  on  December 15,  2004.

REESE CORP.

By:

/s/Boris Machula

Boris Machula

President and Sole Director

(Principal Executive Officer)

(Principal Financial Officer)

(Principal Accounting Officer)